                            JOINT FILER INFORMATION

Name:

Lightyear Fund II, L.P.
Lightyear Fund II GP, L.P.
Lightyear Fund II GP Holdings, LLC
Marron & Associates, LLC
Chestnut Venture Holdings, LLC
Donald B. Marron

Address:

375 Park Avenue, 11th Floor
New York, NY 10152

Designated Filer:

Lightyear Fund II, L.P.

Issuer and Ticker Symbol:

Higher One Holdings, Inc. (ONE)

Date of Event Requiring Statement:

June 16, 2010

LIGHTYEAR FUND II, L.P.

By: Lightyear Fund II GP, L.P., its general partner
By: Lightyear Fund II GP Holdings, LLC, its general partner

By: /s/ Timothy J. Kacani
    --------------------------------------
Name: Timothy J. Kacani
Title: Authorized Signatory

LIGHTYEAR FUND II GP, L.P.

By: Lightyear Fund II GP Holdings, LLC, its general partner

By: /s/ Timothy J. Kacani
    --------------------------------------
Name: Timothy J. Kacani
Title: Authorized Signatory

LIGHTYEAR FUND II GP HOLDINGS, LLC

By: Marron & Associates, LLC

By: /s/ Timothy J. Kacani
    --------------------------------------
Name: Timothy J. Kacani
Title: Authorized Signatory

MARRON & ASSOCIATES, LLC

By: /s/ Timothy J. Kacani
    --------------------------------------

Name: Timothy J. Kacani
Title:  Vice President

CHESTNUT VENTURE HOLDINGS, LLC

By: /s/ Timothy J. Kacani
    --------------------------------------
Name: Timothy J. Kacani
Title:  Vice President

DONALD B. MARRON

By: /s/ Timothy J. Kacani
    --------------------------------------
By: Timothy J. Kacani, Attorney-in-Fact